Exhibit 5.01
November 12, 2010
Glu Mobile Inc.
2207 Bridgepointe Parkway, Suite 300
San Mateo, California 94404
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (File Number 333-________) (the “Registration Statement”) filed by Glu Mobile Inc., a Delaware corporation (the “Company”), on or about November 12, 2010, with the Securities and Exchange Commission on, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, shares of preferred stock, senior debt securities, subordinated debt securities, warrants, subscription rights to purchase shares of common stock, shares of preferred stock or debt securities and/or units consisting of some or all of such securities (collectively, the “Securities”), publicly to purchasers within or outside of the United States, in an amount not to exceed an aggregate offering price of up to $30,000,000. The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), supplements to the Prospectus (each a “Prospectus Supplement”) and any free writing prospectus (each a “Free Writing Prospectus.
     In rendering this opinion, we have reviewed the following.
(1)	the Company’s Third Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 26, 2007;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on August 27, 2010;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Prospectus prepared in connection with the Registration Statement;

(5)	the unanimous written consent of the the Board of Directors (the “Board”) dated November 11, 2010, approving the filing of the Registration Statement and other related matters that have been delivered to us by the Company for the purposes of rendering this opinion;

(6)	a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a report from the Company dated as of the date hereof verifying the number of shares of the Company’s common stock subject to issued

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and outstanding options and of any rights to purchase the Company’s company stock;

(7)	the Form of Indenture for Senior Debt Securities and the Form of Indenture for Subordinated Debt Securities that was filed with the Registration Statement; and

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery of the above referenced documents by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates or other applicable documentation representing the Securities have been, properly signed by authorized officers of the Company or their agents.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.
     We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the existing federal laws of the United States of America, (b) the laws of the State of California and (c) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto, as in effect on the date hereof.
     In connection with our opinion expressed below, we have assumed that (a) at or prior to the time of the delivery of any Securities in connection with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Registration Statement will have been declared effective under the Securities Act, (b) that the registration will apply to such Securities and will not have been modified or rescinded, (c) that there will not have occurred any change in law affecting the validity or enforceability of the Securities, (d) if any senior debt securities or subordinate debt securities (the “Debt Securities”) are issued, they will only be issued pursuant to the Indenture for Senior Debt or the Indenture for Subordinated Debt, as applicable, in substantially the form filed with the Registration Statement, and (e) that the issuance and delivery of such Securities and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without

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limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. Furthermore, this opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Securities (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or herinafter in effect relating to or affect the rights and remedies of creditors, (b) the effect of general principal of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, and (c) with respect to the Debt Securities, the affect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money, and (d) the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement and any applicable Free Writing Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will (i) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (ii) duly amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.
     Based upon the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as

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approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, Common Stock or other Securities into which such Debt Securities may be convertible, and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. With respect to any Debt Securities registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms, execution and delivery of the Indenture for Senior Debt Securities or the Indenture for Subordinated Debt Securities, as applicable, by the Company and the Trustee, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, Common Stock or other Securities into which such Debt Securities may be convertible, (b) an indenture relating to such Debt Securities, in substantially the form of either the Form of Indenture for Senior Debt Securities or the Form of Subordinated Debt Securities, as applicable, has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (c) the form and terms of the Debt Securities have been duly established in accordance with the applicable Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of he Company, and (d) (i) such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate indenture, and issued, sold and delivered in accordance with the terms of the

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applicable indenture, and issued, sold and delivered in the manner and for the consideration stated in any applicable definitive purchase, underwriting or similar agreement, or (ii) upon conversion or exercise, in accordance, with the terms of the applicable indenture, of such Debt Securities or the instrument governing such Debt Securities providing for such conversion or exercise for the consideration approved by the Board or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.
     4. With respect to any Warrants registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, Common Stock or other Securities into which such Warrants may be exercisable or convertible, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Warrants will be validly issued and will constitute valid and binding obligations of the Company.
     5. With respect to any Subscription Rights registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, Common Stock or other Securities for which such Subscription Rights may be exercisable or convertible, (b) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company.

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     6. With respect to any Units registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), upon payment of the consideration therefor provided for therein, such Units will be validly issued and will constitute valid and binding obligations of the Company.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
/s/ Fenwick & West LLP